UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 19, 2016

Popeyes Louisiana Kitchen, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	000-32369	58-2016606
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Perimeter Center Terrace, Suite 1000, Atlanta, Georgia	30346
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (404) 459-4450

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 19, 2016, Popeyes Louisiana Kitchen, Inc. (the “Company”) held its 2016 Annual Shareholders Meeting (the “Annual Meeting”). As of April 1, 2016, the record date for the Annual Meeting, there were 22,302,151 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting. 21,374,271 shares of the Company’s common stock were represented at the Annual Meeting in person or by proxy, representing 95.84% of the aggregate number of shares of common stock entitled to vote at the Annual Meeting. At the Annual Meeting, the Company’s shareholders took the following actions and elected the following nominees to the board of directors to serve a one-year term with votes cast as follows:

Krishnan Anand For: 19,996,270 Withheld: 7,458 Non-votes: 1,370,543	Cheryl A. Bachelder For: 19,992,216 Withheld: 11,512 Non-votes: 1,370,543

Carolyn Hogan Byrd For: 19,948,852 Withheld: 54,876 Non-votes: 1,370,543	John M. Cranor, III For: 19,995,447 Withheld: 8,281 Non-votes: 1,370,543

S. Kirk Kinsell For: 19,995,854 Withheld: 7,874 Non-votes: 1,370,543	Joel K. Manby For: 19,996,568 Withheld: 7,160 Non-votes: 1,370,543

Candace S. Matthews For: 19,997,278 Withheld: 6,450 Non-votes: 1,370,543	Martyn R. Redgrave For: 19,266,677 Withheld: 737,051 Non-votes: 1,370,543

Lizanne Thomas For: 19,995,797 Withheld: 7,931 Non-votes: 1,370,543

The shareholders also voted to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 25, 2016 with votes cast as follows:

For: 21,351,739

Against: 20,323

Abstain: 2,209

The shareholders also voted to approve, on an advisory basis, the compensation of the named executive officers with votes cast as follows:

For: 18,826,575

Against: 69,077

Abstain: 1,108,076

Non-votes: 1,370,543

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 20, 2016

POPEYES LOUISIANA KITCHEN, INC.

By:	/S/ HAROLD M. COHEN
Harold M. Cohen
Senior Vice President, General Counsel, Chief Administrative Officer and Corporate Secretary